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CUSIP No. 758944102                   13G                     Page 9 of 10 Pages


                                                                    EXHIBIT 99.1

                     IDENTIFICATION OF ACQUIRING SUBSIDAIRY

The Shares are held by TMD Disposition Company, a Florida corporation and direct wholly owned subsidiary of Beverly Enterprises, Inc.